Exhibit 14


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To the Board of Trustees of Federated Equity Funds and the
Shareholders of Federated Technology Fund:


We consent to the use of our report dated December 22, 2006 for Federated Technology Fund incorporated herein by reference and to the references to our firm under the caption "Financial Highlights".

                                                           /s/ KPMG LLP


Boston, Massachusetts
November 28, 2007